UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Rule 14a-101)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

APOLLO EDUCATION GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The following is the text of an email sent to Apollo Education Group, Inc. employees on or about April 15, 2016.

Message for All Employee Shareholders at Apollo Education Group, Inc.

Dear Colleagues,

Later this month, on April 28, 2016, an important vote will be held for shareholders to approve the proposed merger agreement for Apollo Education Group to be acquired by a consortium of investors including The Vistria Group, LLC, funds affiliated with Apollo Global Management, LLC and the Najafi Companies.

I’m writing to you today because this is an important opportunity for you, as shareholders, to positively impact the outcome of the acquisition. The Apollo Education Group Board of Directors approved entry into the agreement and believes that this acquisition will help the transformation efforts underway and recommends that you vote “FOR” these proposals. Approval of a majority of the outstanding Class A shares is required for the merger to proceed, and if you fail to vote, it will have the same effect as a vote “against” the merger.

I want you to know that the Board of Directors believes this merger is in the best interest of all shareholders. Two external investment banking firms provided fairness opinions on the merger agreement and confirmed that the offer provides shareholders with immediate cash value while avoiding significant long-term risks facing the Company.

As shareholders, you should have received information to inform your vote on the merger agreement, including our definitive proxy statement, a letter to shareholders and a proxy card to vote your shares. This information can also be found on our website at www.apollo.edu/transaction. You can vote today by following the instructions included on the proxy card you received in the mail or provided to you by your broker (E*TRADE Financial or Morgan Stanley, for example).

If you own shares but have NOT yet received solicitation materials from your broker, need a new proxy card or have any questions about how to vote your shares, please call our proxy solicitor firm, Innisfree M&A Inc., at 1-888-750-5834.

This new private company structure should allow us greater flexibility and runway to complete the transformational plan at University of Phoenix, which will enable us to serve our students more effectively during a period of unprecedented volatility within our industry. The new structure will also support our diversification and growth strategies at Apollo Global, Apollo Professional Development, West, and CFFP.

Thank you your continued dedication to our mission during this time of transition for our organization.

Sincerely,

Greg Cappelli

Chief Executive Officer